EXHIBIT 10(qq)
CONSENT AGREEMENT
     THIS CONSENT AGREEMENT (this “Agreement”), is made and entered into as of April 7, 2006, by and among AARON RENTS, INC., a Georgia corporation (“Sponsor”), SUNTRUST BANK (“SunTrust”) and each of the other lending institutions listed on the signature pages hereto (SunTrust and such lenders, the “Participants”) and SUNTRUST BANK, a banking corporation organized and existing under the laws of Georgia having its principal office in Atlanta, Georgia, as Servicer (in such capacity, the “Servicer”).
W I T N E S S E T H:
     WHEREAS, the Sponsor, the Participants and the Servicer are parties to a certain Loan Facility Agreement and Guaranty, dated as of May 28, 2004, as amended by that certain First Amendment to Loan Facility Agreement and Guaranty, dated as of September 27, 2004, that certain Second Amendment to Loan Facility Agreement and Guaranty, dated as of May 27, 2005, that certain Third Amendment to Loan Facility Agreement and Guaranty, dated as of July 27, 2005 and that certain Fourth Amendment to Loan Facility Agreement, dated as of February 27, 2006 (as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Facility Agreement), pursuant to which the Participants have made certain financial accommodations available to the Sponsor;
     WHEREAS, the Sponsor intends to form one or more Canadian Subsidiaries in one or more Canadian provinces on or after the date hereof (such Subsidiaries referred to herein individually as a “Canadian Subsidiary” and collectively as the “Canadian Subsidiaries”), which will conduct business activities in one or more Canadian provinces, all as permitted under the Loan Facility Agreement; and
     WHEREAS, in connection with the formation of such Canadian Subsidiaries, Sponsor has requested that the Participants and the Servicer consent to the waiver of all of the requirements set forth in clauses (i), (ii), (iii) and (iv) of Section 6.10(b) of the Loan Facility Agreement solely as it relates to such Canadian Subsidiaries, and subject to the terms and conditions hereof, the Participants and Servicer are willing to do so.
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Sponsor, the Participants and the Servicer agree as follows:
     1. Consent.
          (a) Notice of Formation of Canadian Subsidiaries. The Servicer and undersigned Participants hereby acknowledge and agree that (i) this Agreement satisfies the notice requirements set forth in Section 6.10(b) of the Loan Facility Agreement as to all

Canadian Subsidiaries formed at any time on or after the date hereof and (ii) agree that no further notice of formation shall be required in respect of any Canadian Subsidiaries.
          (b) Consent. The Servicer and undersigned Participants hereby grant their consent to the waiver of all of the requirements set forth in clauses (i), (ii), (iii) and (iv) of Section 6.10(b) of the Loan Facility Agreement, in each case solely as it relates to the Canadian Subsidiaries, including, without limitation the requirements that Sponsor pledge any of the capital stock of such Canadian Subsidiaries.
     2. Conditions to Effectiveness of this Agreement. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Participants hereunder, it is understood and agreed that this Agreement shall not become effective, and the Sponsor shall have no rights under this Agreement, until the Servicer shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Agreement or otherwise outstanding (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Servicer), and (ii) executed counterparts to this Agreement from the Sponsor, each of the Guarantors and the Required Participants.
     3. Representations and Warranties. To induce the Participants and the Servicer to enter into this Agreement, each Credit Party hereby represents and warrants to the Participants and the Servicer that:
     (a) The execution, delivery and performance by such Credit Party of this Agreement (i) are within such Credit Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;
     (b) This Agreement has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and
     (c) After giving effect to this Agreement, the representations and warranties contained in the Loan Facility Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

     4. Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Sponsor of this Agreement and jointly and severally ratify and confirm the terms of the Subsidiary Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Loan Facility Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Sponsor to the Participants or any other obligation of the Sponsor, or any actions now or hereafter taken by the Participants with respect to any obligation of the Sponsor, the Subsidiary Guaranty Agreement (and in the case of Sponsor, the guaranty as set forth in Article X of the Loan Facility Agreement) (i) is and shall continue to be a primary, absolute and unconditional obligation of such Guarantor, except as may be specifically set forth in the Subsidiary Guaranty Agreement (or in the case of Sponsor, the guaranty provisions set forth in Article X of the Loan Facility Agreement), and (ii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Subsidiary Guaranty Agreement (or in the case of Sponsor, the guaranty provisions set forth in Article X of the Loan Facility Agreement).
     5. Effect of Agreement. Except as set forth expressly herein, all terms of the Loan Facility Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Sponsor to the Participants and the Servicer. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Participants under the Loan Facility Agreement, nor constitute a waiver of any provision of the Loan Facility Agreement. This Agreement shall constitute a Loan Document for all purposes of the Loan Facility Agreement.
     6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.
     7. No Novation. This Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Loan Facility Agreement or an accord and satisfaction in regard thereto.
     8. Costs and Expenses. The Sponsor agrees to pay on demand all costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Servicer with respect thereto.
     9. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

     10. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
     11. Entire Understanding. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Consent Agreement to be duly executed, under seal in the case of the Sponsor and the Guarantors, by their respective authorized officers as of the day and year first above written.

SPONSOR: AARON RENTS, INC.
By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President, Chief Financial Officer [Corporate Seal]

GUARANTORS: AARON INVESTMENT COMPANY, as Guarantor
By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Treasurer

AARON RENTS, INC. PUERTO RICO, as Guarantor
By:	/s/ Christopher M. Champion
	Name:	Christopher M. Champion
	Title:	Vice President and Secretary

[SIGNATURE PAGE TO CONSENT AGREEEMT]

PARTICIPANTS: SUNTRUST BANK
By:	/s/ Kimberly S. Evans
	Name:	Kimberly S. Evans
	Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Martha M. Winters
	Name:	Martha M. Winters
	Title:	Director

REGIONS BANK
By:	/s/ Stephen H. Lee
	Name:	Stephen H. Lee
	Title:	Senior Vice President

BRANCH BANKING & TRUST CO.
By:	/s/ Paul E. McLaughlin
	Name:	Paul E. McLaughlin
	Title:	Senior Vice President